Exhibit 99.2 Investor Presentation June 22, 2021

Disclaimer Disclaimer This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination (the “Proposed Business Combination”) between Quanergy Systems, Inc. (“Quanergy”) and CITIC Capital Acquisition Corp. (“CCAC”) and related transactions and for no other purpose. No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law in no circumstances will Quanergy, CCAC or any of their respective subsidiaries, interest holders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither Quanergy nor CCAC has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Quanergy or the Proposed Business Combination. Viewers of this presentation should each make their own evaluation of Quanergy and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon them merits of the Proposed Business Combination or the accuracy or adequacy of this Presentation. Forward Looking Statements This Presentation includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “anticipate,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this Presentation, including those regarding the terms of CCAC’s Proposed Business Combination with Quanergy, CCAC’s ability to consummate the proposed transaction on the stated timeline, Quanergy’s use of proceeds from the proposed transaction, the benefits of the transaction, anticipated timing of the Proposed Business Combination, and the combined company’s future performance relative to other LiDAR providers, the combined company’s strategy, operations, growth plans and objectives of management, the growth of the LiDAR sector, Quanergy’s time to market for LiDAR products, the projected size of the automotive LiDAR market and IoT LiDAR market, and the combined company’s future products are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the respective management of CCAC and Quanergy and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CCAC or Quanergy. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability to continue as a going concern the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the shareholders of CCAC or Quanergy is not obtained; the inability to complete the PIPE offering in connection with the Proposed Business Combination; failure to realize the anticipated benefits of the Proposed Business Combination; risk relating to the uncertainty of the projected financial information with respect to Quanergy; the amount of redemption requests made by CCAC’s shareholders ; the overall level of consumer demand for Quanergy’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the ability to maintain the listing of Quanergy’s securities on the New York Stock Exchange; the financial strength of Quanergy’s customers; Quanergy’s ability to implement its business strategy; changes in governmental regulation, Quanergy’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Quanergy’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of Quanergy’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on Quanergy and its suppliers and customers; Quanergy’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Quanergy’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; Quanergy’s ability to utilize potential net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. The foregoing list of potential risks and uncertainties is not exhaustive. More information on potential factors that could affect CCAC’s or Quanergy’s financial results is included from time to time in CCAC’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the other documents CCAC has filed, or will file, with the SEC, including a registration statement on Form S-4 that will include proxy statements/prospectus that CCAC intends to file with the SEC in connection with CCAC’s solicitation of proxies for the meeting of shareholders to be held to approve, among other things, the Proposed Business Combination. If any of these risks materialize or CCAC’s or Quanergy’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CCAC nor Quanergy presently know, or that CCAC and Quanergy currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CCAC’s and Quanergy’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Neither CCAC nor Quanergy gives assurance that either CCAC or Quanergy, or the combined company, will achieve its expectations. CCAC and Quanergy anticipate that subsequent events and developments will cause their assessments to change. However, while CCAC and Quanergy may elect to update these forward-looking statements at some point in the future, CCAC and Quanergy specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CCAC’s or Quanergy’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. These are not intended to capture all of the risks to which Quanergy or the Proposed Business Combination is subject or may be subject, and we encourage investors to review the risk factors set forth in the Registration Statement on Form S-4 to be filed with the SEC with respect to the Proposed Business Combination (as described further below). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CCAC nor Quanergy presently know or that CCAC and Quanergy currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CCAC’s and Quanergy’s expectations, plans or forecasts of future events and views as of the date of this presentation. CCAC and Quanergy anticipate that subsequent events and developments will cause CCAC’s and Quanergy’s assessments to change. However, while CCAC and Quanergy may elect to update these forward-looking statements at some point in the future, CCAC and Quanergy specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing CCAC’s and Quanergy’s assessments as of any date subsequent to the date of this presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Financial Information The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the Registration Statement to be filed by CCAC with the SEC. Non-GAAP Financial Measures This Presentation also includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, EBITDA and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing Quanergy’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Quanergy’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. CCAC and Quanergy believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Quanergy’s financial condition and results of operations. CCAC and Quanergy believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing Quanergy’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, CCAC and Quanergy are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included. Use of Projections This Presentation contains financial forecasts with respect to Quanergy’s projected financial results, including, but not limited to, Revenue, EBITDA, EBITDA Margin, Gross Profit, Gross Profit Margin, Free Cash Flow, Free Cash Flow Burn to Break even, for Quanergy’s fiscal years 2021 through 2025. Neither CCAC’s nor Quanergy’s independent auditors have audited, reviewed, studied, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections are forward-looking statements and should not be relied upon as being necessarily indicative of future results. In this Presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Quanergy or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Additional Information About the Proposed Business Combination and Where To Find It In connection with the Proposed Business Combination, CCAC intends to file relevant materials with the with the SEC, including a registration statement on Form S-4, which will include a proxy statement/prospectus (the “Registration Statement”) . CCAC urges its investors, shareholders and other interested persons to read, when available, the proxy statement/prospectus filed with the SEC and documents incorporated by reference therein because these documents will contain important information about CCAC, Quanergy and the Proposed Business Combination. After the registration statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to the shareholders of CCAC as of the record date established for voting on the Proposed Business Combination and will contain important information about the Proposed Business Combination and related matters. Shareholders of CCAC and other interested persons are advised to read, when available, these materials ((including any amendments or supplements thereto) and any other relevant documents in connection with CCAC’s solicitation of proxies for the meeting of shareholders to be held to approve, among other things, The Proposed Business Combination because they will contain important information about CCAC, Quanergy and the Proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the transaction without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: CITIC Capital Acquisition Corp., Corp., 28/F CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong, Attention: Fanglu Wang, telephone: +852 3710 6888. The information contained on, or that may be accessed through, the websites referenced in this Presentation is not incorporated by reference into, and is not a part of, this Presentation. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY OF ANY OTHER U.S. OR NON-U.S. JURISDICTION NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. Participants in the Solicitation CCAC, Quanergy and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CCAC’s shareholders in connection with the Proposed Business Combination. CCAC’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CCAC in CCAC’s final prospectus filed with the SEC on February 12, 2020 in connection with CCAC’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CCAC’s shareholders in connection with the Proposed Business Combination will be set forth in the proxy statement/prospectus for the Proposed Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Proposed Business Combination will be included in the proxy statement/prospectus that CCAC intends to file with the SEC. You may obtain free copies of these documents as described above. No Offer or Solicitation This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Trademarks and Logos This Presentation may include trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the SM, ©, ® or TM symbols, but CCAC and Quanergy will assert, to the fullest extent under applicable law, the right of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

Today’s agenda 01 02 03 04 05 Introduction Automotive opportunity IoT opportunity Financial summary Transaction overview

CITIC CAPITAL ACQUISITION CORP. SUMMARY CITIC Capital Acquisition Corp. (NYSE:CCAC) (“CCAC”) is a special purpose acquisition company focused on the energy efficiency, clean technology and sustainability sectors On February 13, 2020, CCAC closed a $276M initial public offering CCAC’s sponsor is CITIC Capital, affiliated with CITIC Limited – China’s largest conglomerate and member of the Hang Seng Index SELECTED CITIC CAPITAL-LED DEALS STRONG TRACK RECORD WITH PROVEN SUCCESS HIGHLY EXPERIENCED CCAC MANAGEMENT TEAM 28 years of corporate and investment experience Held CIO position at ESG-focused fund under CITIC Capital Proven track record of cross-border investments Fanglu Wang CEO 22 years of corporate and investment experience Extensive experience holding senior-level roles for CITIC Capital Established track record of direct and fund investments Eric Chan CFO SOLID FINANCIAL AND STRATEGIC PARTNER CCAC INDEPENDENT DIRECTOR 17 years of corporate and investment experience Deep industry knowledge in renewable energy and technology Extensive network of corporate and institutional relationships Henri Arif Independent Director CITIC Capital Acquisition Corp. and Quanergy: a winning team

Transaction overview Transaction Structure CCAC has proposed to enter into a business combination with Quanergy Systems, Inc. (“Quanergy”) Quanergy existing shareholders will roll 100% of their equity Use of Proceeds Working capital, debt pay-down and potential acquisitions Proceeds are expected to fully fund Quanergy’s business plan Valuation Pro forma enterprise value of $1.1 billion post business combination 2.0x 2025E projected revenue of $549 million 5.6x 2025E projected EBITDA of $191 million Capital Structure Transaction is expected to be funded by a combination of cash held in trust of $276 million and net proceeds from a $40 million PIPE Expected to result in $278 million of net cash (1) to the balance sheet, assuming no redemptions from public shareholders Pro Forma Ownership Expected post transaction shareholding of 71.6% Quanergy shareholders, 5.1% founder shares, 20.4% CCAC public shareholders and 3.0% PIPE investors (2) Estimated net cash is comprised of $276M cash in trust, $40M in PIPE proceeds and $33M of estimated Company cash at Closing, minus $35M in debt pay-down and $35M in estimated offering expenses. Based on capital structure as of 6/8/21 assuming no shareholder redemptions and excluding warrants. Ownership figures do not add to 100.0% due to rounding.

Addressing a massive and high growth global TAM 1 LiDAR market is forecasted to reach $27B by 2030 (1) Quanergy is ideally positioned to win in both automotive and IoT markets 2 4 Quanergy has reached an inflection point for growth OPA outdoor range is advancing rapidly towards 200 meters by the end of 2021 Product innovation and customer momentum have never been stronger 5 Experienced management team to capitalize on the opportunity Senior leadership team with proven public company credentials CEO has scaled multi-billion dollar companies and has an extensive M&A track record 3 Investment highlights Forecast aligned with Quanergy management. OPA technology is a game-changer for automotive OPA is the solid state technology best suited to scale for the automotive market Quanergy is the only major LiDAR provider to harness the potential of OPA IoT markets present significant and immediate revenue growth opportunities Integrated sensor and software solution enables autonomy and delivers actionable insights QORTEX 3D perception software platform sets Quanergy apart from other LiDAR providers

KEVIN KENNEDY, PhD. CHAIRMAN AND CEO Proven public company CEO with over 40 years of experience and an extensive M&A track record CEO 2008 – 2017 Led a global organization of 11,700 employees Completed nine acquisitions, including the signficant acquisition of Nortel Enterprise Solutions for $915M CEO 2003 – 2008 Led an organization of 7,100 employees Completed 13 acquisitions, including the transformational acquisition of Acterna for $760M SVP 1994 – 2001 Was responsible for Cisco’s Service Provider line of business, reporting directly to John Chambers, CEO Guided Cisco’s service provider M&A strategy during a period in which Cisco completed over 50 acquisitions Civic leadership roles Was a congressional fellow at the United States House Committee on Science, Space and Technology Appointed by President Obama to the President's National Security Telecommunications Advisory Committee Selected current and prior board seats PATRICK ARCHAMBAULT, CFA CHIEF FINANCIAL OFFICER 22 years of experience, including 17 years with Goldman Sachs as an automotive research analyst; was the lead research analyst on the Tesla IPO TIANYUE YU, PHD. CHIEF DEVELOPMENT OFFICER AND CO-FOUNDER 20 years of experience leading cross-disciplinary technology innovation and commercialization in high resolution imaging, photonic systems, 3D sensing and nanotechnology sectors ENZO SIGNORE CHIEF MARKETING OFFICER 30 years of experience in photonic systems, AI and SaaS; helped grow global businesses up to $4B in annual revenue BRAD SHERRARD CHIEF REVENUE OFFICER 25 years of experience driving sales for organizations within IoT, sensors, microelectronics and industrial markets Experienced senior management team

SOLUTIONS M Series Mechanical Sensors S Series Solid State Sensors QORTEX 3D Perception Software BACKGROUND Technology leader in LiDAR sensors and 3D perception software Serving both automotive and Internet of Things (“IoT”) markets (1) Disruptive optical phased array (“OPA”) solid state technology 30 issued and pending patents Over 350 customers and 40 partners Founded in 2012 and headquartered in Silicon Valley $245M invested by leading financial and strategic investors 201% CAGR REVENUE FORECAST Quanergy – next-generation solid state LiDAR solutions Mapping Security Smart Cities Automotive Industrial Automation MARKETS Quanergy defines IoT markets as including mapping, security, smart spaces and industrial automation.

Autonomous Vehicles Internet of Things Quanergy addresses industry mega-trends IoT LiDAR TAM expected to reach $16.7B by 2030E (1) (2) LiDAR sensors and 3D perception software serve as the “eyes of the IoT” Quanergy offers an intelligent LiDAR sensor and software solution to unlock the full potential of IoT Automotive LiDAR TAM expected to reach $10.6B by 2030E (1) LiDAR is a vital sensing technology to make autonomous driving a reality Quanergy’s OPA LiDAR technology is a game-changer for the automotive industry Forecast aligned with Quanergy management. IoT LiDAR TAM is comprised of mapping, security, smart cities and industrial automation.

01 02 03 04 05 Introduction Automotive opportunity IoT opportunity Financial summary Transaction overview Today’s agenda

Market Perspectives Start of production for level 3/4 autonomous vehicles is expected by mid-decade, with strong growth thereafter Commercial rollouts are gated by stringent cost, reliability and high-volume manufacturing requirements from OEMs CMOS (2) silicon-based OPA architecture positions Quanergy to meet these requirements Automotive LiDAR Success Factors (3) Cost Performance Reliability Less than $500 price per sensor to support serial production volumes Range: greater than 200 meters at 10% reflectivity with zoom-in / zoom-out capability Highly robust design that can withstand harsh roadway conditions Opportunity for LiDAR in the automotive market 49% CAGR AUTOMOTIVE LiDAR TAM ($ in billions) (1) Forecast aligned with Quanergy management. Complementary metal oxide semiconductor (“CMOS”) is a mature and widely adopted process technology used to produce integrated circuits. Success factors are from Company management based on industry research.

100% CMOS silicon, solid state LiDAR based on OPA technology Result of nine years and over $100M of investment in silicon photonics technology All key silicon components have been developed in-house leveraging Quanergy’s photonics and ASIC design team Unlocks the performance, cost and reliability required for automotive serial production OPA – a next-generation solid-state LIDAR technology OPA LiDAR is the optical analog of phased array radar – a technology that has achieved low cost, large scale commercial deployment in the automotive radar market of over 20M units annually (1) Publicly available automotive radar market data from Fortune Business Insights. OPA Module Size S3 Sensor Powered by OPA

Highest Reliability 1 No moving parts, either at the macro or micro scale Eliminates wear, misalignment and recalibration needs Enables average performance lifetime greater than 100,000 hours 2 Ultra Low Cost All OPA elements are integrated into a single silicon module Leverages mature, low-cost CMOS process technology Allows for high-volume, high-yield, low cost manufacturing 4 Active Scanning Electronic beam steering capability Allows for scanning both horizontally and vertically Provides flexibility to collect points in any pattern Adaptive Zoom Unique software-defined peripheral vision functionality Zoom-in / zoom-out capability to focus on obstacles Random access across the entire field of view 3 Why OPA is expected to be a winning automotive LiDAR technology

Technology Beam steering Cost Reliability Performance Adaptive zoom Selected vendors OPA Beam steered electronically by an optical phase modulator MEMS Moves laser by tilting the angles of multiple tiny mirrors Flash Illuminates the field of view with a single laser pulse OPA compared to other automotive LiDAR technologies Quanergy is the only major LiDAR provider to successfully harness the potential of OPA Source: Assessment of automotive LiDAR technologies from Quanergy management based on publicly available information.

Quanergy has succeeded in accelerating outdoor performance range, paving the way for automotive use OPA performance accelerated to 70 meters, driven by enhanced signal processing, optics and alignment processes Next-generation OPA emitter and detector ASIC pave the way for range improvements to 200 meters by the end of 2021 OPA performance acceleration plan Detection Range at 10% Reflectivity in Bright Sunlight Outdoors Threshold for automotive use 2018 2019 2020 2021E 2022E Note: Chart reflects the performance of the Quanergy OPA-based solid state single-emitter sensor in outdoor demonstrations.

Alignment with automotive industry leaders Invested in Quanergy and collaborated to bring solid state LiDAR products to the automotive market Invested in Quanergy and formed a strategic partnership to develop, test and deploy advanced LiDAR-based systems Invested in Quanergy through its corporate VC arm which also invested in Mobileye Formed a strategic partnership with Quanergy focused on smart cities and autonomous vehicles Invested in Quanergy through its corporate VC arm, Samsung Venture Investment Invested in Quanergy, recently formed a new collaboration focused on solid state LiDAR and also invested in the PIPE “Enterprise invested in Quanergy because of the potential that its strategy and architecture could bring low cost, reliable sensors with advanced 3D smart perception software to the security, smart spaces, smart cities, mapping, industrial and automotive markets. To date, Quanergy’s progress in advancing the true solid-state OPA-based technology has been encouraging.” – Enterprise “Samsung is an investor in Quanergy since its CMOS silicon solid-state OPA architecture holds significant promise to lower the cost of LiDAR systems and drive high-volume applications, potentially disrupting several markets, including automotive, industrial automation, smart spaces and consumer applications. Quanergy is first to market with OPA-based products and is on the right track to engage with the automotive market.” – Samsung

01 02 03 04 05 Introduction Automotive opportunity IoT opportunity Financial summary Transaction overview Today’s agenda

Opportunity for LiDAR and 3D perception in IoT markets

IoT LiDAR TAM ($ in billions) [(1)]


25% CAGR
$2.3
$7.5
$16.7
2021E
2025E
2030E

Subsector	Applications	Requirements
Mapping	▪ Drone-based mapping ▪ Terrestrial mapping	▪ Long range ▪ Range accuracy ▪ 3D point cloud density
Security	▪ Critical infrastructure ▪ Intrusion detection ▪ Access control ▪ Border security	▪ 3D perception vs. 2D cameras ▪ Higher accuracy vs. cameras ▪ Reduction in false alarms ▪ Automated 24x7 operation
Smart Cities	▪ Retail ▪ Airports ▪ Enterprises ▪ Intersections ▪ Public venues	▪ Classification accuracy ▪ No risk of capturing personally identifiable information ▪ Lower total cost of ownership compared to cameras
Industrial Automation	▪ Port automation ▪ Measurement ▪ Warehouse automation ▪ Mobile robots	▪ Long range ▪ Robust outdoor performance ▪ High accuracy

(1) Forecast aligned with Quanergy management.

QUANERGY 17

M Series S Series LiDAR Sensors 3D Perception Software Sensor Fusion 3D Object Detection, Tracking, Classification PTZ, Thermal Camera and VMS Integration Automated ID Handover 3D Position, Direction and Speed of Motion Object Detection, Collision Avoidance Mapping Security Smart Cities Business Analytics Vertical Business Applications Analytics and Dashboards Next Best Action Industrial Automation Quanergy Insights QORTEX Quanergy’s IoT solutions deliver actionable insights

Vendor A Vendor B Vendor C Advantage Horizontal field of view 360° 360° 275° 210° Up to 70% Angular resolution 0.033°–0.132° 0.1°–0.4° 0.25° 0.125° >7x Range @ 10% reflectivity 70m 40m 16m 3-11m Leading Range accuracy <3cm +/-3cm <9cm <7cm Up to 3x Points per second 432k 300k 55k 2.6k >8x 3D perception software 300+ objects at 95% accuracy N/A N/A N/A Unique Best-in-class 3D perception for IoT applications Source: Assessment of leading IoT LiDAR competitive solutions from Quanergy management based on publicly-available information.

Accelerating IoT innovation velocity

2020 — **10 New Solutions**

2019
- QORTEX People Counter 1.2
- QORTEX 1.2
- S3-2 50° Indoor
- M8-POE

2018
- QORTEX 1.0

Quanergy introduced more IoT solutions in 2020 than the prior two years combined

Solution	Benefit
Genetec Video Management System	Industry first 3D LiDAR integration
Milestone Video Management System	Industry first 3D LiDAR integration
Automated ID Handover	Ability to track on a nearly unlimited basis
Social Distancing Solutions	Highest accuracy measuring distance and occupancy
QORTEX People Counter 1.3	Zero privacy risk; highest accuracy; broadest coverage
QORTEX 2.0	95% accuracy while minimizing false alarms
S3-2 50° Outdoor	First OPA solid-state sensor for outdoor applications
MQ-8	Longest range and broadest coverage for security
M8 Prime	7x higher resolution than competing sensors
M1	Highest accuracy for mid/long range industrial use

QUANERGY 20

Smart Airports Port Automation Critical Infrastructure Increasing efficiency at major airports, with 10x lower system cost versus cameras and no privacy risk (1) Enhancing safety and efficiency at some of the largest and busiest ports in the world Automating 24x7 protection of secure facilities while significantly reducing false alarms Enabling leading mobility with the long range and superior outdoor performance Powering 30+ smart city deployments with highly accurate traffic classification Mobile Robots Smart Intersections Capturing incredible detail with leading point cloud density and resolution Drone-Based Mapping Quanergy IoT solutions in action 5,000+ Sensors Shipped 40+ Partnerships 350+ Customers (1) Total system cost advantage versus camera-based systems has been calculated by Quanergy management. 80+ Active Pilots

Mapping Security Smart Cities Industrial Automation Target IoT ecosystem Note: Logos represent target ecosystem opportunities.

01 02 03 04 05 Introduction Automotive opportunity IoT opportunity Financial summary Transaction overview Today’s agenda

IoT “land grab” Exploit price-performance and software advantage to capture share in IoT Leverage channels Accelerate growth by aligning with key channel and strategic partners globally Disrupt existing markets Capture share from 2D camera solutions and displace legacy LiDAR vendors New verticals Enter adjacent vertical markets to further democratize LiDAR use Automotive design wins Deliver S3 samples to auto OEMs to secure serial production design wins Leverage transaction proceeds Increase engineering and sales headcount by ~4x by 2025E to accelerate growth Strategic M&A Accelerate organic plan with acquisitions of complementary businesses Compelling, multi-faceted growth strategy

Revenue forecast and visibility For the next three years, revenue growth is expected to be driven primarily by mapping, security and smart spaces Industrial automation is expected to begin scaling in 2023E, driven by new sensors tailored for this market The automotive market is expected to fuel longer-term growth as this market develops and the S3 sensor is further refined and cost-reduced Quanergy has built a sales pipeline of $256M through 2023E, creating substantial revenue visibility (1) Inbound sales leads increased 3x from the first half of 2020 to the second half of 2020, driven by strong interest in Quanergy’s solutions and more targeted marketing 2025E revenue implies just 5% penetration of the LIDAR TAM REVENUE FORECAST ($ in millions) REVENUE VS. SALES PIPELINE ($ in millions) 7x 4x 2021E 2022E 2023E Sales pipeline data is as of 6/17/21.

Gross margin and profitability profile Healthy gross margins at scale driven by high value solutions and fabless business model Gross margins are forecasted to reach 59% by 2025E due to volume-based cost reductions and leverage over fixed costs New products, execution against pipeline and overall market adoption is expected to drive operating leverage Positive EBITDA is forecasted for the full year of 2024E Free cash flow reflects an expected increase in working capital and capex to support growth Positive free cash flow is forecasted for the full year of 2024E GROSS PROFIT / MARGIN ($ in millions) (1) Free Cash Flow ($ in millions) (3) EBITDA / MARGIN ($ in millions) (2) Gross margin has been adjusted to excluded stock-based compensation expense and is a non-GAAP measure. EBITDA is defined as operating income plus depreciation and stock-based compensation and is a non-GAAP measure. Free cash flow is defined as operating cash flow less capital expenditures and is a non-GAAP measure.

Revenue Dependence on Automotive 2025E 18% 2025E ~80% 2025E 91% 2025E 78% 2025E 93% 2025E ~17% 2025E N/A Free Cash Flow Burn to Breakeven 2021E - 2023E ($90) 2020E - 2021E ($90) 2021E - 2023E ($328) 2021E - 2023E ($260) 2021E - 2024E ($303) 2021E - 2022E ($144) 2021E - 2023E ($226) Pro Forma Enterprise Value at SPAC Announcement (1) $1.1B $1.6B $2.9B $1.8B $1.0B $1.6B $1.6B Comparison with other LIDAR SPACs Note: Other LiDAR provider data from publicly-available SPAC investor presentations. Velodyne and Ouster automotive mix is estimated based on project and revenue mix charts, respectively, in their SPAC investor presentations. AEye enterprise value is as amended on 5/3/21. AEye free cash flow is not disclosed so EBITDA is shown instead. (1) Quanergy pro forma enterprise value reflects the proposed deal value. All other enterprise value statistics are as of the date of the LiDAR providers’ SPAC investor presentations.

01 02 03 04 05 Introduction Automotive opportunity IoT opportunity Financial summary Transaction overview Today’s agenda

Transaction summary and pro forma ownership TRANSACTION SUMMARY PRO FORMA VALUATION (in millions, except per share) (1) TRANSACTION STRUCTURE CCAC has proposed to enter into a business combination with Quanergy VALUATION Pro forma enterprise value of $1.1 billion post business combination 2.0x 2025E projected revenue of $549 million 5.6x 2025E projected EBITDA of $191 million Capital Structure Transaction is expected to be funded by a combination of cash held in trust of $276 million and net proceeds from a $40 million PIPE Expected to result in $278 million of net cash (2) to the balance sheet, assuming no redemptions from public shareholders PRO FORMA OWNERSHIP (1) (2) Share Price $10.00 Pro Forma Shares Outstanding (2) 135.5 Equity Value $1,355 Less: Net Cash (3) 278 Enterprise Value $1,077 Sources $ % Shares Seller Rollover $970 71.6% 97.0 Cash in Trust 276 20.4% 27.6 PIPE Equity 40 3.0% 4.0 Founder Shares 69 5.1% 6.9 Total Sources $1,355 100.0% 135.5 Uses Seller Rollover $970 Cash to Balance Sheet 246 Debt Pay-Down 35 Founder Shares 69 Transaction Fees 35 Total Uses $1,355 SOURCES AND USES (in millions) (2) Based on capital structure as of 6/8/21 assuming no shareholder redemptions and excluding warrants. Ownership figures do not add to 100.0% due to rounding. Based on fully diluted shares outstanding assuming net share settlement of existing Quanergy options, RSUs and warrants at a pro forma $10.00 share price. (3) Estimated net cash is comprised of $276M cash in trust, $40M in PIPE proceeds and $33M of estimated Company cash at Closing, minus $35M in debt pay-down and $35M in estimated offering expenses.

2025E 2025E 2025E 2025E 2025E 2025E 2024E 2025E 2021E (1) 2025E 2025E Select peers operational benchmarking Source: All estimates are Wall Street consensus from Capital IQ as of 6/18/21, except Quanergy which are from Company management, AEye which are from its SPAC investor presentation and NVIDIA revenue and EBITDA which are from UBS research. (1) Mobileye estimates are as of 3/10/17, prior to its announced acquisition by Intel. Mobileye 2021E gross margin estimate is from Piper Jaffray research. LiDAR Providers Mobility and Vision Leaders Y/Y Revenue Growth Gross Margin EBITDA Margin Average: 124% Average: 18% Average: 57% Average: 60% Average: 37% Average: 27%

Revenue Multiple EBITDA Multiple Select peers valuation benchmarking Current | Average: 4.6x At SPAC Announcement | Average: 2.7x Average: 7.1x Average: 21.5x LiDAR Providers Mobility and Vision Leaders 2025E 2025E 2025E 2025E 2025E 2025E 2024E 2025E 2021A (1) 2025E 2025E Current | Average: 16.5x At SPAC Announcement | Average: 8.4x Source: All estimates are Wall Street consensus from Capital IQ as of 6/18/21, except Quanergy which are from Company management and AEye which are from its SPAC investor presentation, as amended on 5/3/21, and NVIDIA which are from UBS research. (1) Mobileye estimates are as of 3/10/17, prior to its announced acquisition by Intel.

Transaction represents attractive discount to peers LiDAR Providers Average 2025E (1) Mobility and Vision Leaders Average 2025E (2) Deal value 2025E Revenue Multiples EBITDA Multiples Velodyne metrics for 2024E are included in the average. Mobileye metrics for 2021E are included in the average – as of 3/10/17, prior to its announced acquisition by Intel. 57% - 72% Discount to the Peer Group Current Averages 66% - 74% Discount to the Peer Group Current Averages Current Average At SPAC Announcement Average